Exhibit 99.1

RYTHM, Inc. Reports First Quarter 2026 Results

ROLLING MEADOWS, IL, May 5, 2026 (GLOBE NEWSWIRE) RYTHM, Inc. (Nasdaq: RYM) (“RYTHM” or the “Company”), America’s THC Company whose portfolio of trusted THC brands includes RYTHM, Señorita, incredibles, Beboe, and Dogwalkers, today announced financial results for the first quarter ended March 31, 2026.

Highlights for the first quarter ended March 31, 2026:

●	Revenue from continuing operations of $13.3 million, up 24% from $10.7 million in the prior quarter.

●	Gross profit from continuing operations of $10.4 million, or 78% of revenue, compared to $8.0 million, or 75% of revenue, in the prior quarter.

●	Net income from continuing operations of $19.9 million, driven by a $25.6 million non-cash income tax benefit.

●	Adjusted EBITDA approximately breakeven with cash flow from operations of $1.0 million.

●	Cash balance of $33.3 million.

●	At quarter end, the Company had approximately 2.1 million shares outstanding, as well as 11.0 million warrants outstanding and 3.0 million shares issuable upon conversion of outstanding convertible notes (excluding interest).

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Recent Developments and Second Quarter 2026 Outlook

●	Amended brand intellectual property license agreements with Green Thumb Industries Inc. to establish fixed annual cash licensing fees of $70 million, with annual increases tied to inflation.

●	Expanded incredibles offerings to include Peanut Buddah Cups and Strawberry Supernova Comets.

●	Launched 1777 by Señorita, the Company’s first non-alcoholic hemp-derived THC spirit.

●	The Company expects second quarter 2026 revenues of approximately $22 million, representing 65% sequential growth.

Management Commentary

“RYTHM carried momentum into 2026, delivering 24% sequential revenue growth and 78% gross margin in the first quarter, ending the period with approximately $33 million in cash,” said RYTHM, Inc. Chairman and Interim Chief Executive Officer Ben Kovler. “Together with our long-term licensing structure that provides predictable annual revenue, we are building a strong foundation to serve growing consumer demand for THC. RYTHM is America’s THC Company, and as a Nasdaq-listed company with a portfolio of leading THC brands, RYTHM has a differentiated position in the market.”

“According to BDSA, the nation’s leading data source for the cannabis industry, RYTHM-licensed brands continued to lead key categories in the first quarter of 2026, with RYTHM ranking number one nationally in branded flower and Dogwalkers ranking number one nationally in uninfused pre-rolls. Brand leadership is important. We have brands consumers trust, and through our licensing relationship with Green Thumb, we have a structure we believe can realize that value.”

“Consumer demand for THC beverages remains strong, even as a potential federal hemp ban looms. Americans want safe, trusted THC in accessible locations, and we are delivering. From convenience and grocery stores to arenas and concert venues, RYTHM brands are available where American consumers shop. THC beverages are emerging as a major category, with Señorita and RYTHM leading the way. New products are continuing to hit shelves, like 1777 by Señorita, our first non-alcoholic THC spirit, which had a successful launch at the end of April. With brands built to lead across regulated and direct-to-consumer channels, RYTHM has multiple paths to build long-term value, and we have a great team to make it all happen.”

The Company’s products are available direct to consumers at the following web pages:

●	Señorita THC Margaritas: https://www.senoritadrinks.com/

●	1777 by Señorita: https://www.1777spirit.com

●	RYTHM Beverages: https://rythmdrinks.com/

●	incredibles: https://iloveincredibles.com/

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Income (loss) from continuing operations before: net interest (expense) income, provision for income taxes, and depreciation and amortization.

Adjusted EBITDA: EBITDA before stock-based compensation and change in fair value of warrant liabilities.

About RYTHM, Inc.

RYTHM, Inc.’s portfolio of THC brands includes the most recognized and trusted names in the cannabis and hemp industries, including RYTHM, incredibles, Dogwalkers, Beboe, Señorita THC Margaritas, &Shine, Doctor Solomon’s, and Good Green. With products available in thousands of physical locations and online, supported by an iconic lineup of brands rooted in quality and safety, RYTHM, Inc. is cementing its position as America’s THC Company. Through a focus on innovation, the Company is continually shaping THC experiences to meet the evolving preferences of consumers across the country. Learn more and explore the full brand portfolio at https://rythminc.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning RYTHM, Inc. and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, regulatory trends, potential annual licensing revenue, continued momentum for hemp-derived beverages, potential trends in the hemp-derived beverage and alcohol markets, and consumer trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “opportunity,” “looms” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including the risk that Congress does not amend or repeal the pending federal prohibition on hemp-derived THC products prior to its November 2026 effective date as well as those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Investor Contact
IR@RYTHMinc.com

Media Contact

Media@RYTHMinc.com

RYTHM Inc.

Highlights from Unaudited Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2026 and 2025

(Amounts Expressed in Thousands of United States Dollars, Except for Share Amounts)

	Three months ended March 31,
	2026	2025
	(Unaudited)	(Unaudited)
Revenue	$13,286	$538
Cost of goods sold	2,889	448
Gross profit	10,397	90
Operating expenses	14,431	3,791
Operating loss from continuing operations	(4,034)	(3,701)

Other (expense) income, net	(1,637)	427
Loss from continuing operations before income taxes	(5,671)	(3,274)
Income tax benefit	25,593	—
Income (loss) from continuing operations, net of income taxes	19,922	(3,274)
Income from discontinued operations, net of income taxes	-	1,648

Net income (loss)	$19,922	$(1,626)
Basic income (loss) per share
Continuing operations	$1.53	$(1.68)
Discontinued operations	—	0.85
Net income (loss) per share attributable to Common Stockholders – basic	$1.53	$(0.83)
Diluted income (loss) per share
Continuing operations	$1.33	$(1.68)
Discontinued operations	—	0.85
Net income (loss) per share attributable to Common Stockholders – diluted	$1.33	$(0.83)
Weighted average common shares outstanding - basic	2,149,128	1,952,022
Weighted average common shares outstanding - diluted	5,247,311	1,952,022

RYTHM Inc.

Highlights from Unaudited Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

March 31,
2026
(Unaudited)
Cash and cash equivalents	$33,261
Other current assets	13,000
Goodwill	9,713
Intangible assets and related party prepaid license rights	45,957
Deferred tax assets	25,593
Total assets	$127,524

Accounts payable and accrued expenses	$7,693
Related party debt, current	72,000
Long-term debt, current	8,621
Current liabilities associated with discontinued operations	2,043
Total long-term liabilities	592
Total equity	36,575
Total liabilities and equity	$127,524

RYTHM Inc.

Highlights from Unaudited Condensed Consolidated Statement of Cash Flows

For the Three Months Ended March 31, 2026 and 2025

(Amounts Expressed in Thousands of United States Dollars)

	Three months ended March 31,
	2026	2025
	(unaudited)	(unaudited)

Cash flows (used in) provided by
Operating activities	$1,043	$(6,720)
Investing activities	—	—
Financing activities	—	(1)
Net Increase (decrease) in cash and cash equivalents	$1,043	$(6,721)

RYTHM Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended March 31, 2026 and 2025

(Amounts Expressed in Thousands of United States Dollars)

	Three months ended March 31,
	2026	2025
	(unaudited)	(unaudited)

Income (loss) from continuing operations, net of income taxes	$19,922	$(3,274)
Interest expense (income), net	1,742	(1)
Income tax benefit	(25,593)	-
Depreciation and amortization	3,443	336
Earnings before interest, taxes, depreciation and amortization (EBITDA) (non-GAAP measure)	(486)	(2,939)
Stock-based compensation expense	570	589
Change in fair value of warrant liabilities	(105)	(407)
Adjusted EBITDA (non-GAAP measure)	$(21)	$(2,757)